Underlying supplement no. 800 To prospectus dated May 30, 2006 and prospectus supplement dated May 30, 2006	Registration Statement no. 333-134553 Dated June 5, 2007 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Basket Consisting of Nikkei 225SM Index (NKY), the MSCI Singapore Free IndexSM (SGY) and the MSCI TaiwanSM Index (TWY)

General

Lehman Brothers Holdings Inc. may offer and sell notes linked to a basket of the indices from time to time. This underlying supplement no. 800 describes the Basket of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index, which we refer to in this underlying supplement as Basket Indices. The specific terms for each series of notes will be included in a product supplement. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes. We refer to such term sheets and pricing supplements generally as terms supplements. You should read the base prospectus, the MTN prospectus supplement, the relevant product supplement and any other related prospectus supplement, term sheet or pricing supplement, including the description of the Basket of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index set forth in this underlying supplement, carefully before you invest in the notes. Any terms used herein but not defined herein shall have the meaning given to them in the base prospectus, the MTN prospectus supplement or relevant product supplement or free writing prospectus. This underlying supplement may not be used to sell securities unless accompanied by the base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements.

Investing in notes linked to a Basket consisting of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index involves a number of risks. See “Risk Factors” beginning on page US-1 in this underlying supplement no. 800 and “Risk Factors” in the relevant product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this underlying supplement no. 800, the accompanying base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

June 5, 2007

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“Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. and will be licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the Nikkei 225SM Index, are not sponsored, endorsed, sold or promoted by Nikkei Inc., and Nikkei Inc. makes no representation regarding the advisability of investing in the notes.

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“MSCI Singapore Free IndexSM” is a service mark of MSCI and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the MSCI Singapore Free IndexSM, are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

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“MSCI TaiwanSM Index” is a service mark of MSCI and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the MSCI TaiwanSM Index, are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the notes.

In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplements, this underlying supplement no. 800, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. The relevant terms supplements, this underlying supplement no. 800, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplements, this underlying supplement no. 800, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement may only be accurate as of the dates of each of these documents, respectively.

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The notes described in the relevant terms supplements, this underlying supplement no. 800 and the relevant product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplements, this underlying supplement no. 800, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this underlying supplement no. 800, the relevant terms supplements, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

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RISK FACTORS

Your investment in notes linked to a Basket consisting of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index will involve certain risks. Investing in the notes is not equivalent to investing directly in the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index or any of the component stocks of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index. You should consider carefully the following discussion of risks before you decide that an investment in notes linked to a Basket consisting of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant product supplement before you decide that an investment in the notes is suitable for you.

The amount payable at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplements, for changes in exchange rates that might affect the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index.

Although the stocks composing the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket which includes the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant product supplement or terms supplements, for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks composing the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index are denominated.

Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the amount payable on the notes at maturity. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in the relevant product supplement.

Each publisher may adjust its Index in a way that affects its level and adversely affects the value of your note, and each publisher has no obligation to consider your interests.

Nikkei Inc. is responsible for calculating and maintaining the Nikkei 225 SM Index. Morgan Stanley Capital International Inc. (“MSCI”), the publisher of the MSCI Singapore Free IndexSM, is responsible for calculating and maintaining the MSCI Singapore Free IndexSM. MSCI is also the publisher of the MSCI TaiwanSM Index and is responsible for calculating and maintaining the MSCI TaiwanSM Index. We are not affiliated with Nikkei Inc. or MSCI in any way (except for licensing arrangements discussed below in “The Nikkei 225SM Index”, “The MSCI Singapore Free IndexSM” and “The MSCI TaiwanSM Index” and have no way to control or predict their actions including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index.

Each of Nikkei Inc. or MSCI can add, delete or substitute the stocks underlying its Index or make other methodological changes that could change the level of its Index. You should realize that the changing of companies included in either Index may affect such Index, and in turn the Basket, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, each of Nikkei Inc. or MSCI may alter, discontinue or suspend calculation or dissemination of its Index. Any of these actions could affect the level of the Basket and adversely affect the value of your notes. Each of Nikkei Inc. or MSCI has no obligation to consider your interests in calculating or revising its Index. See “The Nikkei 225SM Index”, “The MSCI Singapore Free IndexSM” and “The MSCI TaiwanSM Index.”

Neither Lehman Brothers Holdings nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the component indices or the publishers of such component indices contained in this underlying supplement or any public disclosure of information by such publishers. You, as an investor in the notes, should make your own investigation into the component indices and the publishers of such component indices.

We cannot control actions by the companies whose stocks or other equity securities are represented in the Basket.

We are not affiliated with any of the other companies whose stock is represented in the Basket. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Basket Indices or your notes. None of the money you pay us will go to Nikkei Inc. or MSCI or any of the companies represented in the Basket and none of those companies will be involved in the offering of notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of stocks underlying the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index.

Investing in the notes is not equivalent to investing in the securities underlying the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index. As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index would have.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

The stocks that constitute the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The securities markets on which the stocks of the companies included in the Basket Indices are traded are not as large as the U.S. securities markets and have substantially less trading volume, resulting in a lack of liquidity and high price volatility relative to the U.S. securities markets. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of certain types of investors (including investment funds and other institutional investors) in these securities markets. As a result, the securities markets on which the stocks of the companies included in the Basket Indices are traded may be subject to significantly greater risk and price volatility than the U.S. securities markets.

The notes may be subject to currency exchange risk.

Because the prices of the component stocks included in the Nikkei 225SM Index, the MSCI Singapore Free IndexSM and the MSCI TaiwanSM Index may be converted into foreign currency for the purposes of calculating the level of such index or indices, holders of the notes will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index or indices. An investor’s net exposure will depend on the extent to which the currencies of the component stocks included in any such index or indices strengthen or weaken against the foreign currency. If, taking into account such weighting, the foreign currency strengthens against the respective component currencies, the level of the applicable Basket Index may be adversely affected, and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risks are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Time differences between the cities where the component indices trade and New York City may create discrepancies in trading levels.

As a result of the time difference between the cities where the securities underlying the component indices trade and New York City (where the notes may trade), there may be discrepancies between the levels of the component indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the component indices remain unchanged for multiple trading days in New York City.

THE BASKET

The Basket will consist of the three Basket Indices, which will be equally weighted unless otherwise specified in the relevant terms supplements. The level of the Basket will increase or decrease depending on the performance of the Basket Indices.

THE NIKKEI 225SM INDEX

We have derived all information contained in this underlying supplement no. 800 regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the Nikkei 225 Index may be obtained at the Nikkei web site (www.nni.nikkei.co.jp). Information contained in the Nikkei web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the Nikkei 225 Index at any time from the Bloomberg Financial Markets page “NKY <Index> <GO>”, from the Reuters service under the symbol “NKY.TK” or from the Nikkei web site at www.nni.nikkei.co.jp.

Nikkei 225 Index Composition and Maintenance

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this underlying supplement, is based on 225 underlying stocks (the “Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

Nikkei 225 Index Calculation

The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.293 as of October 2, 2006 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

An Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute

Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

Discontinuation of the Nikkei 225 Index; Alteration of Method of Calculation

Nikkei Inc. has no obligation to continue to publish the Nikkei 225 Index, and may discontinue publication of the Nikkei 225 Index at any time in its sole discretion. If Nikkei Inc. discontinues publication of the Nikkei 225 Index and Nikkei Inc. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Nikkei 225 successor index”), then any Index closing level will be determined by reference to the level of such Nikkei 225 successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei 225 successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a Nikkei 225 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Nikkei Inc. discontinues publication of the Nikkei 225 Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Nikkei 225 successor index is available at such time, or the calculation agent has previously selected a Nikkei 225 successor index and publication of such Nikkei 225 successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if Nikkei Inc. (or the publisher of any Nikkei 225 successor index) fails to calculate and publish a closing level for the Nikkei 225 Index (or any Nikkei 225 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225 Index or Nikkei 225 successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225 Index or Nikkei 225 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Nikkei 225 Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The

“relevant exchange” for any security (or any combination thereof then underlying the Nikkei 225 Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Nikkei 225 Index or a Nikkei 225 successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225 Index or a Nikkei 225 successor index is in any other way modified so that the Nikkei 225 Index or such Nikkei 225 successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225 Index or such Nikkei 225 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225 Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225 Index or such Nikkei 225 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the Nikkei 225 Index or such Nikkei 225 successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225 Index or a Nikkei 225 successor index is modified so that the level of the Nikkei 225 Index or such Nikkei 225 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225 Index), then the calculation agent will adjust its calculation of the Nikkei 225 Index or such Nikkei 225 successor index in order to arrive at a level of the Nikkei 225 Index or such Nikkei 225 successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with Nikkei Digital Media, Inc.

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with Nikkei Digital Media, Inc. (“NDM”), who is exclusively licensed by Nikkei Inc. to sublicense the use of the Nikkei 225 Index to third parties. The license agreement will grant Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the Nikkei 225 Index in connection with certain securities, including the notes.

The license agreement between NDM and Lehman Brothers Holdings will provide that the following language must be stated in this prospectus supplement.

The notes are not in any way sponsored, endorsed or promoted by Nikkei Inc. Nikkei Inc. does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index or the level of the Nikkei 225 Index on any particular day or otherwise.

The Nikkei 225 Index is compiled and calculated solely by Nikkei Inc. However, Nikkei Inc. shall not be liable to any person for any error in the Nikkei 225 Index, and Nikkei Inc. shall not be under any obligation to advise any person, including any purchaser or vendor of the notes, of any error therein.

In addition, Nikkei Inc. gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

“Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225 Index.

Our license agreement with NDM provides that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

THE MSCI SINGAPORE FREE INDEXSM

We have derived all information contained in this underlying supplement no. 800 regarding the MSCI Singapore Free Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the MSCI Singapore Free Index may be obtained at the MSCI web site (www.mscibarra.com). Information contained in the MSCI web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the MSCI Singapore Free Index at any time from the Bloomberg® service under the symbol “SGY,” or from the MSCI web site at www.mscibarra.com.

MSCI Singapore Free Index Composition

MSCI targets an 85% free float adjusted market representation level within each industry group in Singapore. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.

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The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion. Though the following limits are subject to revision, as of the date of this underlying supplement, a security will be eligible for inclusion in the MSCI Singapore Free Index if it achieves a free float adjusted market capitalization of U.S. $600 million and will be eligible for deletion if such capitalization falls below U.S. $300 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

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The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Singapore Free Index but considers each stock’s relative standing within Singapore and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

¡

First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

¡	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

¡	Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Singapore Free Index. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Singapore Free Index Maintenance

There are three broad categories of MSCI Singapore Free Index maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the reappraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Singapore Free Index for a variety of reasons, including the following:

•

Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•

Newly listed equity securities available to foreign investors may be considered for early inclusion at the time of the quarterly review if the security meets the index constituent eligibility rules and guidelines and has a free float-adjusted market capitalization of at least U.S. $2,400 million.

•	Replacement of companies which are no longer suitable industry representatives.

•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•	Additions or deletions of securities as a result of other market events.

MSCI Singapore Free Index Calculation

The MSCI Singapore Free Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Free Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Singapore Free Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Discontinuation of the MSCI Singapore Free Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Singapore Free Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Free Index (such index being referred to herein as a “MSCI Singapore Free successor index”), then any Index closing level will be determined by reference to the level of such MSCI Singapore Free successor index at the close of trading on the relevant exchange or market for the MSCI Singapore Free successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a MSCI Singapore Free successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Singapore Free Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Singapore Free successor index is available at such time or the calculation agent has previously selected a MSCI Singapore Free successor index and publication of such MSCI Singapore Free successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date,

Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Singapore Free successor index) fails to calculate and publish a closing level for the MSCI Singapore Free Index (or any MSCI Singapore Free successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Singapore Free Index or MSCI Singapore Free successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Singapore Free Index or MSCI Singapore Free successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Singapore Free Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Singapore Free Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Singapore Free Index or a MSCI Singapore Free successor index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Free Index or a MSCI Singapore Free successor index is in any other way modified so that the MSCI Singapore Free Index or such MSCI Singapore Free successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Singapore Free Index or such MSCI Singapore Free successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Singapore Free Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Free Index or such MSCI Singapore Free successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Singapore Free Index closing level with reference to the MSCI Singapore Free Index or such MSCI Singapore Free successor index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Free Index or a MSCI Singapore Free successor index is modified so that the level of the MSCI Singapore Free Index or such MSCI Singapore Free successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Free Index), then the calculation agent will adjust its calculation of the MSCI Singapore Free Index or such MSCI Singapore Free successor index in order to arrive at a level of the MSCI Singapore Free Index or such MSCI Singapore Free successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Singapore Free Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Free Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Free Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Free Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI TAIWANSM INDEX

We have derived all information contained in this underlying supplement no. 800 regarding the MSCI Taiwan Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the MSCI Taiwan Index may be obtained at the MSCI web site (www.mscibarra.com). Information contained in the MSCI web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the MSCI Taiwan Index at any time from the Bloomberg® service under the symbol “TWY,” or from the MSCI web site at www.mscibarra.com.

MSCI Taiwan Index Composition

MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.

•

The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion. Though the following limits are subject to revision, as of the date of this underlying supplement, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S. $600 million and will be eligible for deletion if such capitalization falls below U.S. $300 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

•

The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock’s relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

¡

First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

¡	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

¡	Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Taiwan Index Maintenance

There are three broad categories of MSCI Taiwan Index maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the reappraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Taiwan Index for a variety of reasons, including the following:

•

Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•

Newly listed equity securities available to foreign investors may be considered for early inclusion at the time of the quarterly review if the security meets the index constituent eligibility rules and guidelines and has a free float-adjusted market capitalization of at least U.S. $2,400 million.

•	Replacement of companies which are no longer suitable industry representatives.

•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•	Additions or deletions of securities as a result of other market events.

MSCI Taiwan Index Calculation

The MSCI Taiwan Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Taiwan Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Taiwan Index (such index being referred to herein as a “MSCI Taiwan successor index”), then any Index closing level will be determined by reference to the level of such MSCI Taiwan successor index at the close of trading on the relevant exchange or market for the MSCI Taiwan successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a MSCI Taiwan successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Taiwan Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Taiwan successor index is available at such time or the calculation agent has previously selected a MSCI Taiwan successor index and publication of such MSCI Taiwan successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Taiwan successor index) fails to calculate and publish a closing level for the MSCI Taiwan Index (or any MSCI Taiwan successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Taiwan Index or MSCI Taiwan successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Taiwan Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Taiwan Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index, or the level thereof, is changed in a material respect, or if the MSCI Taiwan Index or a MSCI Taiwan successor index is in any other way modified so that the MSCI Taiwan Index or such MSCI Taiwan successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Taiwan Index or such MSCI Taiwan successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Taiwan Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Taiwan Index or such MSCI Taiwan successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Taiwan Index closing level with reference to the MSCI Taiwan Index or such MSCI Taiwan successor index, as adjusted. Accordingly, if the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index is modified so that the level of the MSCI Taiwan Index or such MSCI Taiwan successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Taiwan Index), then the calculation agent will adjust its calculation of the MSCI Taiwan Index or such MSCI Taiwan successor index in order to arrive at a level of the MSCI Taiwan Index or such MSCI Taiwan successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Taiwan Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.